Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	February 18, 2020
Contact:	Jeff Hedges
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Quarter and Year Ended December 31, 2019

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the quarter and year ended December 31, 2019. Net income allocable to common shareholders for the three months and year ended December 31, 2019 was $27.5 million, or $1.00 per diluted common share, and $108.7 million, or $3.95 per diluted common share, respectively.

“We are extremely pleased to report strong operating results for the fourth quarter, a satisfying end to a great year of performance for PS Business Parks,” said President and Chief Executive Officer Maria Hawthorne. “Same Park cash NOI was up 6.6% in the fourth quarter and 5.5% for the full year 2019, and notably we were able to achieve this growth while maintaining our disciplined approach to managing capital expenses. For the year, we achieved total portfolio cash rental rate growth of 8.3% while containing transaction cost capital to just 5.6% of total rents, an extraordinary display of our dedicated in-house leasing and property management teams’ ability to execute throughout our markets.

“We are also very pleased with our recent acquisitions, including a 1031 exchange that we wrapped up just after year end. We sold Metro Park IV, a government occupied single-tenant property in Montgomery County, Maryland, and redeployed the sale proceeds into two parks in California which are both bolt-on acquisitions to our existing portfolios. With this sale, we have completed the disposition of the three suburban Maryland parks that we announced early in 2019, and we are confident that the acquired parks will be great assets for us.

“As we look ahead, we entered the year with positive momentum and are planning for another strong year in 2020. Fundamentals of our Same Park portfolio remain strong, our recent acquisitions are poised to stabilize favorably, and our fortress balance sheet remains positioned for growth as we continue to seek accretive acquisition opportunities in nearly all of our markets. Additionally, we intend to commence construction on the next phase of multifamily development at The Mile in Tysons, Virginia, in mid-2020, and we also intend to develop two multi-tenant industrial buildings on excess land parcels at existing parks in our Dallas and Seattle markets. On all fronts, 2020 is shaping up to be another terrific year for PSB.”

Operating Results for the Three Months and Year Ended December 31, 2019

Net operating income (“NOI”) attributable to the Company’s Same Park facilities was $70.3 million and $273.1 million for the three months and year ended December 31, 2019, respectively, an increase of 6.1% and 4.9% over the same periods in 2018, respectively. The increase in Same Park NOI for the three months ended December 31, 2019 was driven by a 6.6% increase in rental income, while the increase in Same Park NOI for the year ended December 31, 2019 was driven by a 4.9% increase in rental income. Cash rental rate changes for the three months and year ended December 31, 2019 were 6.4% and 8.3%, respectively.

Funds from Operations (“FFO”), Core FFO and Funds Available for Distribution (“FAD”)

FFO for the three months and year ended December 31, 2019 was $1.34 per share and $6.47 per share, respectively. FFO is a non-GAAP (generally accepted accounting principles) measure defined by the National Association of Real Estate Investment Trusts and generally represents GAAP net income before (i) real estate depreciation and amortization expense, (ii) gains or losses on sales of operating properties, and (iii) land and impairment charges on real estate assets.

Core FFO, which the Company defines as FFO excluding the impact of (i) charges related to the redemption of preferred stock and (ii) other nonrecurring income or expense items as appropriate, was $1.65 per share and $6.78 per share for the three months and year ended December 31, 2019, respectively. Core FFO for the three months ended December 31, 2019 included higher than typical preferred equity distributions due to the timing of the new issuance of the Company’s Series Z preferred stock and the related redemption of its Series U and V preferred stock. The Company also incurred an $11.0 million non-cash charge related to the redemption of preferred stock (Series U and V) during the three months and year ended December 31, 2019, which was included in FFO but excluded for Core FFO purposes. Full year 2019 Core FFO of $6.78 per share represents a 5.0% increase over the same period in 2018.

FAD for the three months and year ended December 31, 2019 was $45.0 million and $194.9 million, respectively. Full year 2019 FAD of $194.9 million represents a 6.9% increase over the 2018 FAD of $182.2 million. FAD is a non-GAAP measure that represents Core FFO adjusted to (i) deduct recurring capital improvements and capitalized tenant improvements and lease commissions and (ii) remove certain non-cash income or expenses such as straight-line rent and stock compensation expense.

FFO, Core FFO and FAD are not substitutes for GAAP net income. Other real estate investment trusts (“REITs”) may compute FFO, Core FFO and FAD differently, which could inhibit comparability. The Company believes its presentations of FFO, Core FFO and FAD assist investors and analysts in analyzing and comparing the operating and financial performance between reporting periods.

Property Operations–Same Park Portfolio

The Company believes that evaluation of the Same Park portfolio, defined as all properties owned and operated as of December 31, 2019 that were acquired prior to January 1, 2017, provides an informative view of how the Company’s portfolio has performed over comparable periods. As of December 31, 2019, the Same Park portfolio consisted of 25.7 million rentable square feet, or 93.1% of the 27.6 million rentable square feet in the Company’s total portfolio, and excludes the Company’s 95.0% interest in a 395-unit multifamily property.

The following table presents the unaudited operating results of the Company’s Same Park facilities for the three months and years ended December 31, 2019 and 2018 (in thousands, except per square foot amounts):

	For the Three Months			For The Years
	Ended December 31,			Ended December 31,
	2019	2018	Change	2019	2018	Change
Rental income (1)	$97,636	$91,564	6.6%	$382,823	$364,811	4.9%

Adjusted cost of operations (2)
Property taxes	9,611	9,010	6.7%	40,061	38,076	5.2%
Utilities	4,890	4,719	3.6%	19,521	19,535	(0.1%)
Repairs and maintenance	6,096	5,466	11.5%	23,521	21,693	8.4%
Snow removal	13	68	(80.9%)	1,046	713	46.7%
Other expenses	6,700	5,990	11.9%	25,559	24,363	4.9%

Total	27,310	25,253	8.1%	109,708	104,380	5.1%

NOI (2) (3)	$70,326	$66,311	6.1%	$273,115	$260,431	4.9%

Selected Statistical Data
NOI margin (4)	72.0%	72.4%	(0.6%)	71.3%	71.4%	(0.1%)
Weighted average square foot occupancy	94.4%	95.4%	(1.0%)	94.5%	94.9%	(0.4%)
Revenue per occupied square foot (5)	$16.10	$14.94	7.8%	$15.76	$14.96	5.3%
Revenue per available foot (RevPAF) (6)	$15.20	$14.25	6.7%	$14.90	$14.20	4.9%

(1)

Same Park rental income includes lease buyout income of $232,000 and $120,000 for the three months ended December 31, 2019 and 2018, respectively, and $1.4 million and $583,000 for the years ended December 31, 2019 and 2018, respectively.

(2)

Adjusted cost of operations, as presented above, excludes stock compensation expense for employees whose compensation expense is recorded in cost of operations, which can vary significantly period to period based upon the performance of the Company. Beginning January 1, 2019, the Company has recorded the divisional vice presidents’ compensation costs within general and administrative expense as it was determined that the nature of these individuals’ responsibilities is more consistent with corporate oversight as opposed to direct property operations. As a result of this change, the Company has reclassified divisional vice presidents’ compensation costs totaling $280,000 and $1.2 million for the three months and year ended December 31, 2018, respectively, from adjusted cost of operations into general and administrative expense in order to conform to the current period presentation. Non-cash compensation expense for the divisional vice presidents, which totaled $142,000 and $585,000 for the three months and year ended December 31, 2018, respectively, had previously been excluded from adjusted cost of operations.

(3)

The Company utilizes NOI, a non-GAAP financial measure, to evaluate the operating performance of its business parks. The Company defines NOI as rental income less adjusted cost of operations. The Company believes NOI assists investors in analyzing the performance and value of its business parks by excluding (i) corporate overhead (i.e., general and administrative expense) because it does not relate to the direct operating performance of the business parks, (ii) depreciation and amortization expense because it does not accurately reflect changes in the fair value of the business parks, and (iii) stock compensation expense because this expense item can vary significantly from period to period and thus impact comparability across periods.

(4)	NOI margin is computed by dividing NOI by rental income.

(5)

Revenue per occupied square foot is computed by dividing rental income during the period by weighted average occupied square feet during the same period. For the three month period ending December 31, 2019 and 2018, rental income amounts have been annualized.

(6)

Revenue per available foot (RevPAF) is computed by dividing rental income during the period by weighted average available square feet during the same period. For the three month period ending December 31, 2019 and 2018, rental income amounts have been annualized.

The following table summarizes unaudited selected quarterly financial data with respect to the Same Park facilities (in thousands, except per square foot amounts):

	For the Three Months Ended
	March 31	June 30	September 30	December 31	Full Year
Rental income
2019	$94,813	$95,016	$95,358	$97,636	$382,823
2018	$90,821	$90,980	$91,446	$91,564	$364,811

Adjusted cost of operations (1)
2019	$28,177	$26,727	$27,494	$27,310	$109,708
2018	$26,954	$26,140	$26,033	$25,253	$104,380

NOI (1)
2019	$66,636	$68,289	$67,864	$70,326	$273,115
2018	$63,867	$64,840	$65,413	$66,311	$260,431

Weighted average square foot occupancy
2019	94.7%	94.2%	94.7%	94.4%	94.5%
2018	94.5%	94.5%	95.1%	95.4%	94.9%

Annualized revenue per occupied square foot
2019	$15.58	$15.69	$15.67	$16.10	$15.76
2018	$14.97	$14.99	$14.97	$14.94	$14.96

RevPAF
2019	$14.76	$14.79	$14.84	$15.20	$14.90
2018	$14.14	$14.16	$14.24	$14.25	$14.20

(1)

Beginning January 1, 2019, the Company has recorded the divisional vice presidents’ compensation costs within general and administrative expense as it was determined that the nature of these individuals’ responsibilities is more consistent with corporate oversight as opposed to direct property operations. To conform to current period presentation, the Company has reclassified divisional vice presidents’ compensation costs totaling $364,000, $288,000, $280,000, and $280,000 for each of the three months ended March 31, 2018, June 30, 2018, September 30, 2018, and December 31, 2018, respectively, from adjusted cost of operations into general and administrative expense. Non-cash compensation expense for the divisional vice presidents had previously been excluded from adjusted cost of operations.

Acquisition and Disposition Activities

On October 8, 2019, the Company completed the sale of three business parks located in Montgomery County, Maryland: Metro Park North, Meadow Business Park, and WesTech Business Park. The parks, consisting of 28 buildings totaling approximately 1.3 million square feet, sold for a gross sales price of $148.8 million.

On December 20, 2019, the Company acquired San Tomas Business Center, a multi-tenant flex park comprised of approximately 79,000 rentable square feet in Santa Clara, California, for a purchase price of $16.6 million.

Subsequent to December 31, 2019, the Company acquired La Mirada Commerce Center, a multi-tenant industrial park comprised of approximately 73,000 rentable square feet in La Mirada, California, for a purchase price of $13.4 million.

Also subsequent to December 31, 2019, the Company completed the sale of Metro Park IV, a single-tenant building totaling 113,000 square feet in Montgomery County, Maryland, for a gross sales price of $30.0 million. Metro Park IV had been marketed previously in 2019 as part of a broader portfolio of suburban Maryland office properties, but was excluded from the 1.3 million square feet of flex and office business parks sale which closed October, 2019 and as such was the Company’s only remaining office asset at Metro Park North.

Preferred Equity Transactions

On November 4, 2019, we issued $325.0 million or 13,000,000 depositary shares representing interests in our 4.875% Cumulative Preferred Stock, Series Z, at $25.00 per depositary share. The Company used net proceeds from this issuance of $316.0 million along with retained cash to complete the redemption of its 5.75% Cumulative Preferred Stock, Series U, at par of $230.0 million as well as its 5.70% Cumulative Preferred Stock, Series V, at par of $110.0 million on December 30, 2019, which effectively lowered the Company’s weighted average coupon rate from 5.40% to 5.10%.

The Company recorded a non-cash charge of $11.0 million related to these redemptions for the three months and year ended December 31, 2019.

Distributions Declared

On February 18, 2020, the Board of Directors declared a quarterly dividend of $1.05 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock. Distributions for both common shares and preferred stock will be payable on March 31, 2020 to shareholders of record on March 16, 2020.

Company Information

PS Business Parks, Inc., a member of the S&P MidCap 400, is a REIT that acquires, develops, owns, and operates commercial properties, primarily multi-tenant industrial, flex, and office space. As of January 10, 2020, the Company wholly owned 27.5 million rentable square feet with approximately 5,050 commercial customers in six states and held a 95.0% interest in a 395-unit apartment complex.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance, and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of rating agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K, and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the fourth quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Wednesday, February 19, 2020, at 10:00 a.m. PST (1:00 p.m. EST) to discuss fourth quarter results. The toll free number is (866) 342-8591; the conference ID is PSBQ419. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through March 4, 2020 at (800) 753-9134, as well as via webcast on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,
	2019	2018
	(Unaudited)
ASSETS

Cash and cash equivalents	$62,786	$37,379

Real estate facilities, at cost
Land	846,635	758,542
Buildings and improvements	2,206,134	2,138,659

	3,052,769	2,897,201
Accumulated depreciation	(1,159,769)	(1,087,102)

	1,893,000	1,810,099
Properties held for sale, net	11,502	140,384
Land and building held for development	28,110	30,848

	1,932,612	1,981,331
Rent receivable	1,392	1,403
Deferred rent receivable	32,993	33,308
Other assets	16,660	15,173

Total assets	$2,046,443	$2,068,594

LIABILITIES AND EQUITY

Accrued and other liabilities	$84,632	$85,141

Total liabilities	84,632	85,141
Commitments and contingencies
Equity
PS Business Parks, Inc.’s shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 37,790 and 38,390 shares issued and outstanding at December 31, 2019 and 2018, respectively, at liquidation preference	944,750	959,750
Common stock, $0.01 par value, 100,000,000 shares authorized, 27,440,953 and 27,362,101 shares issued and outstanding at December 31, 2019 and 2018, respectively	274	274
Paid-in capital	736,986	736,131
Accumulated earnings	63,666	69,207

Total PS Business Parks, Inc.’s shareholders’ equity	1,745,676	1,765,362
Noncontrolling interests	216,135	218,091

Total equity	1,961,811	1,983,453

Total liabilities and equity	$2,046,443	$2,068,594

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	For The Three Months		For The Years
	Ended December 31,		Ended December 31,
	2019	2018	2019	2018

Rental income	$106,175	$104,125	$429,846	$413,516

Expenses
Cost of operations (1)	30,822	30,181	128,343	124,630
Depreciation and amortization	28,386	25,737	104,249	99,242
General and administrative (1) (2)	3,650	3,512	13,761	12,072

Total operating expenses	62,858	59,430	246,353	235,944

Interest and other income	1,726	444	4,492	1,510
Interest and other expense	(173)	(166)	(657)	(665)
Gain on sale of real estate facilities	16,644	8,201	16,644	93,484

Net income	61,514	53,174	203,972	271,901
Allocation to noncontrolling interests	(7,336)	(8,385)	(29,006)	(45,199)

Net income allocable to PS Business Parks, Inc.	54,178	44,789	174,966	226,702
Allocation to preferred shareholders based upon
Distributions	(15,469)	(12,959)	(54,346)	(51,880)
Charge related to the redemption of preferred securities	(11,007)	—	(11,007)	—
Allocation to restricted stock unit holders	(211)	(331)	(910)	(1,923)

Net income allocable to common shareholders	$27,491	$31,499	$108,703	$172,899

Net income per common share
Basic	$1.00	$1.15	$3.96	$6.33
Diluted	$1.00	$1.15	$3.95	$6.31

Weighted average common shares outstanding
Basic	27,439	27,353	27,418	27,321
Diluted	27,551	27,454	27,526	27,422

(1)

The Company has reclassified the divisional vice presidents’ compensation costs totaling $456,000 for the three months ended December 31, 2018, consisting of $305,000 of compensation costs and $151,000 of stock compensation expense, and $1.9 million for the year ended December 31, 2018, consisting of $1.3 million of compensation costs and $617,000 of stock compensation expense, from cost of operations into general and administrative expense on the consolidated statements of income in the three months and year ended December 31, 2018 in order to conform to the current period presentation.

(2)

During the year ended December 31, 2019, the Company recorded a one-time charge to stock compensation expense of $1.1 million resulting from a modification to the Retirement Plan for Non-Employee Directors.

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”), Core FFO, and Funds Available for Distribution (“FAD”)

(In thousands, except per share amounts)

(Unaudited)

	For The Three Months Ended December 31,		For The Years Ended December 31,
	2019	2018	2019	2018
Net income allocable to common shareholders	$27,491	$31,499	$108,703	$172,899
Adjustments
Gain on sale of real estate facilities	(16,644)	(8,201)	(16,644)	(93,484)
Depreciation and amortization expense	28,386	25,737	104,249	99,242
Net income allocated to noncontrolling interests	7,336	8,385	29,006	45,199
Net income allocated to restricted stock unit holders	211	331	910	1,923
FFO allocated to joint venture partner	(44)	(21)	(149)	(13)

FFO allocable to diluted common shares and units (1)	46,736	57,730	226,075	225,766
Charge related to the redemption of preferred securities	11,007	—	11,007	—

Core FFO allocable to diluted common shares and units (1)	57,743	57,730	237,082	225,766
Adjustments
Recurring capital improvements	(4,908)	(3,734)	(11,244)	(10,751)
Tenant improvements	(5,462)	(6,277)	(17,360)	(18,688)
Lease commissions	(2,240)	(1,771)	(8,267)	(8,048)
Straight-line rent	(572)	(736)	(2,858)	(3,061)
In-place lease adjustment	(55)	22	(50)	57
Tenant improvement reimbursement amortization, net of lease incentive amortization	(240)	(536)	(1,028)	(2,226)
Non-cash stock compensation expense	965	1,241	4,956	4,174
Cash paid for taxes in lieu of shares upon vesting of restricted stock units	(230)	(26)	(6,350)	(4,981)

FAD allocable to diluted common shares and units (2)	$45,001	$45,913	$194,881	$182,242

Distributions to common shares, noncontrolling interests, and restricted stock unit holders	$36,749	$36,707	$146,881	$132,739
Distribution payout ratio	81.7%	79.9%	75.4%	72.8%

Reconciliation of Earnings per Share to FFO and Core FFO per Share
Net income per common share—diluted	$1.00	$1.15	$3.95	$6.31
Gain on sale of real estate facilities	(0.47)	(0.23)	(0.47)	(2.68)
Depreciation and amortization expense	0.81	0.73	2.99	2.84

FFO per share (1)	$1.34	$1.65	$6.47	$6.47
Charge related to the redemption of preferred securities	0.31	—	0.31	—

Core FFO per share (1)	$1.65	$1.65	$6.78	$6.47

Weighted average outstanding:
Common shares	27,439	27,353	27,418	27,321
Operating partnership units	7,305	7,305	7,305	7,305
Restricted stock units	111	169	124	182
Common share equivalents	112	101	108	101

Total diluted common shares and units	34,967	34,928	34,955	34,909

(1)	FFO and Core FFO are defined above.
(2)	FAD is defined above.

PS BUSINESS PARKS, INC.

Reconciliation of Selected non-GAAP Measures to Analogous GAAP Measures

(Unaudited, in thousands)

	For The Three Months			For The Years
	Ended December 31,			Ended December 31,
	2019	2018	Change	2019	2018	Change
Rental income
Same Park (1)	$97,636	$91,564	6.6%	$382,823	$364,811	4.9%
Non-Same Park	4,768	2,550	87.0%	14,276	5,532	158.1%
Multifamily	2,583	2,296	12.5%	10,075	7,353	37.0%
Assets sold or held for sale (2)	1,188	7,715	(84.6%)	22,672	35,820	(36.7%)

Total rental income	106,175	104,125	2.0%	429,846	413,516	3.9%

Cost of operations (3)
Adjusted cost of operations
Same Park	27,310	25,253	8.1%	109,708	104,380	5.1%
Non-Same Park	1,595	907	75.9%	4,899	1,884	160.0%
Multifamily	1,019	1,041	(2.1%)	4,137	4,054	2.0%
Assets sold or held for sale (2)	674	2,597	(74.0%)	8,465	12,866	(34.2%)
Stock compensation expense (4)	224	383	(41.5%)	1,134	1,446	(21.6%)

Total cost of operations	30,822	30,181	2.1%	128,343	124,630	3.0%

Net operating income (3)
Same Park	70,326	66,311	6.1%	273,115	260,431	4.9%
Non-Same Park	3,173	1,643	93.1%	9,377	3,648	157.0%
Multifamily	1,564	1,255	24.6%	5,938	3,299	80.0%
Assets sold or held for sale (2) (5)	514	5,118	(90.0%)	14,207	22,954	(38.1%)
Stock compensation expense (4)	(224)	(383)	(41.5%)	(1,134)	(1,446)	(21.6%)
Depreciation and amortization expense	(28,386)	(25,737)	10.3%	(104,249)	(99,242)	5.0%
General and administrative expense (3)	(3,650)	(3,512)	3.9%	(13,761)	(12,072)	14.0%
Interest and other income	1,726	444	288.7%	4,492	1,510	197.5%
Interest and other expense	(173)	(166)	4.2%	(657)	(665)	(1.2%)
Gain on sale of real estate facilities	16,644	8,201	103.0%	16,644	93,484	(82.2%)

Net income	$61,514	$53,174	15.7%	$203,972	$271,901	(25.0%)

(1)

Same Park rental income includes lease buyout income of $232,000 and $120,000 for the three months ended December 31, 2019 and 2018, respectively, and $1.4 million and $583,000 for the years ended December 31, 2019 and 2018, respectively.

(2)

Amounts for the three months and year ended December 31, 2019 reflect the operating results related to 1.3 million square feet of assets sold in 2019 and a 113,000 square foot office building held for sale as of December 31, 2019; amounts shown for the three months and year ended December 31, 2018 reflect the operating results related to 1.3 million square feet of assets sold in 2019, a 113,000 square foot office building held for sale as of December 31, 2019, and 899,000 square feet of assets sold in 2018.

(3)

The Company has reclassified the divisional vice presidents’ compensation costs totaling $456,000 and $1.9 million for the three months and year ended December 31, 2018, respectively, from cost of operations into general and administrative expense on the consolidated statements of income in the three months and year ended December 31, 2018 in order to conform to the current period presentation. Of this amount, $151,000 and $617,000 of stock compensation expense for the three months and year ended December 31, 2018, respectively, have previously been excluded from NOI.

(4)

Stock compensation expense, as shown here, represents stock compensation expense for employees whose compensation expense is recorded in cost of operations. Note that stock compensation expense attributable to the executive management team (including divisional vice presidents) and other corporate employees is recorded within general and administrative expense.

(5)

NOI from assets sold and held for sale in 2019 was $514,000 and $5.1 million for the three months ended December 31, 2019 and 2018, respectively, and $14.2 million and $19.9 million for the years ended December 31, 2019 and 2018, respectively. The three and 12 months 2018 remaining NOI balances relate to assets sold during 2018.